UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2021

SANDRIDGE PERMIAN TRUST

(Exact name of Registrant as specified in its charter)

Delaware	001-35274	45-6276683
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Bank of New York Mellon Trust Company, N.A. 601 Travis Street, 16th Floor Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 236-6555

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

ITEM 1.01.	Entry Into a Material Definitive Agreement.

Asset Purchase Agreement

As described in the annual and quarterly reports of SandRidge Permian Trust (the “Trust”) filed with the Securities and Exchange Commission, the trust agreement governing the Trust (the “Trust Agreement”) requires the Trust to dissolve and commence winding up of its business and affairs if cash available for distribution for any four consecutive quarters, on a cumulative basis, is less than $5.0 million. As cash available for distribution for the four consecutive quarters ended December 31, 2020, on a cumulative basis, totaled approximately $2.4 million, the Trust was required to dissolve and commence winding up beginning as of the close of business on February 26, 2021. Accordingly, The Bank of New York Mellon Trust Company, N.A., as the trustee of the Trust (the “Trustee”), is required to sell all of the Trust’s assets, either by private sale or public auction, and distribute the net proceeds of the sale to the Trust unitholders after payment, or reasonable provision for payment, of all Trust liabilities, which is expected to include the establishment of cash reserves in such amounts as the Trustee in its discretion deems appropriate for the purpose of making reasonable provision for all claims and obligations of the Trust, including any contingent, conditional or unmatured claims and obligations, in accordance with the Delaware Statutory Trust Act.

In April 2021, the Trustee commenced a sale process that was marketed with the assistance of an independent oil and gas advisory firm. As a result of that process, the Trustee received several offers from third parties and, after one bidder withdrew its offer, the Trustee selected the offer from the highest remaining bidder, Montare Resources I, LLC (“Montare”). As disclosed in Amendment No. 8 to its Schedule 13D filed with the Securities and Exchange Commission on December 31, 2020, Montare owns directly 9.4% of the outstanding common units of the Trust. In addition, as previously disclosed in the Trust’s Quarterly Report on Form 10-Q for the period ended March 31, 2021, Montare, Avalon Energy, LLC (“Avalon”) and certain of their respective affiliates have entered into a Contribution and Support Agreement pursuant to which Avalon, among other things, agreed to, subject to certain conditions, contribute to Montare all of the assets owned by Avalon at the time of contribution, including the working interests underlying the overriding royalty interests held by the Trust (the “Royalty Interests”). As provided in the Trust Agreement, Avalon has a right of first refusal with respect to any sale of assets to a third party. On June 17, 2021, Avalon notified the Trustee that Avalon would waive its right of first refusal in connection with a proposed sale to Montare.

On June 18, 2021, the Trust and Montare entered into a Purchase and Sale Agreement (the “Agreement”) for the sale of all of the Royalty Interests for a purchase price of $6,000,000. The sale closed on June 18, 2021, with an effective date of July 1, 2021. Accordingly, the Trust is entitled to receive all proceeds from production attributable to the Royalty Interests for the three-month period ending June 30, 2021, which relates to production attributable to the Royalty Interests from March 1, 2021 to May 31, 2021. The Assignment of Overriding Royalty Interests assigning all of the Trust’s right, title and interest in and to the Royalty Interests effective July 1, 2021 was filed in the Property Records of Andrews County, Texas on June 22, 2021. Montare is entitled to all revenues from the oil and natural gas production attributable to the Royalty Interests after July 1, 2021, which relates to the production periods commencing on June 1, 2021 and thereafter. Therefore, the Trust will not receive any further proceeds from such production after June 30, 2021 and will not make any further regular quarterly cash distributions to the Trust unitholders following the distribution to be made in August 2021 with respect to the quarterly period ending June 30, 2021.

Under the Trust Agreement, the Trustee is required to distribute to the Trust unitholders on the quarterly cash distribution date in August 2021 the net proceeds of the sale, after payment of expenses related to the sale, and less any amounts withheld as cash reserves in such amounts as the Trustee in its discretion deems appropriate for the purpose of making reasonable provision for all claims and obligations of the Trust, including any contingent, conditional or unmatured claims and obligations, as discussed above.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as an exhibit to this Current Report on Form 8-K.

Assignment of Repayment Agreement

As previously disclosed, Avalon was unable to pay on a timely basis in May 2020 the approximately $4.65 million it owes the Trust (the “May 2020 Quarterly Payment”) relating to the three-month period ended March 31, 2020 (which primarily relates to production attributable to the Royalty Interests from December 1, 2019 to February 29, 2020). Consequently, the Trustee was unable to make the quarterly distribution to Trust unitholders for the three-month period ended March 31, 2020. In accordance with the terms of the conveyances pursuant to which the Royalty Interests were originally conveyed to the Trust, the unpaid amount owed the Trust has been accruing interest at the rate of interest per annum publicly announced from time to time by The Bank of New York Mellon Trust Company, N.A. as its “prime rate” in effect at its principal office in New York City until paid to the Trust.

On March 1, 2021, the Trust and Avalon entered into a repayment agreement setting forth the terms by which Avalon has agreed to pay the May 2020 Quarterly Payment to the Trust, together with accrued interest (the “Repayment Agreement”). Beginning with the quarterly distribution paid to Trust unitholders on or about February 26, 2021, Avalon agreed to apply towards the payment of the May 2020 Quarterly Payment the full amount of each quarterly cash distribution, if any, to which Avalon, as a unitholder of the Trust, is entitled, until the May 2020 Quarterly Payment, together with accrued interest, has been paid in full to the Trust, subject to any obligations Avalon may have to repay the revolving line of credit Avalon had previously obtained from Washington Federal Bank, National Association, formerly Washington Federal, National Association (“WaFed”), pursuant to the terms of a loan agreement that are not waived by WaFed as provided in the Agreement. As of June 24, 2021, Avalon has paid $1,352,875 in cash to the Trust as partial payment of the May 2020 Quarterly Payment.

On June 24, 2021, the Trust and Montare entered into an assignment agreement (the “Assignment”) effective as of June 30, 2021, pursuant to which Montare has agreed to pay the Trust approximately $3.2 million representing payment in full of the remaining unpaid portion of the May 2020 Quarterly Payment, together with accrued interest, in exchange for the assignment by the Trust of the Trust’s rights and obligations under the Repayment Agreement. The Trustee will distribute the cash received from Montare, less any amounts withheld to pay expenses of the Trust, to the Trust unitholders on the quarterly cash distribution date in August 2021.

The foregoing description of the Assignment does not purport to be complete and is qualified in its entirety by reference to the full text of the Assignment, which is filed as an exhibit to this Current Report on Form 8-K.

ITEM 2.01.	Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d)            Exhibits.

10.1	Purchase and Sale Agreement dated as of June 18, 2021 between SandRidge Permian Trust and Montare Resources I, LLC.

10.2	Assignment Agreement, dated as of June 24, 2021, by and among SandRidge Permian Trust, Montare Resources I, LLC, and Avalon Energy, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE PERMIAN TRUST

By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

By:	/s/ SARAH NEWELL
Name:	Sarah Newell
Title:	Vice President

Date: June 24, 2021